UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020 (August 18, 2020)

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Xeris Pharmaceuticals, Inc. (the “Company”) promoted John Shannon to be President of the Company, effective as of August 18, 2020. Mr. Shannon will continue as the Chief Operating Officer and will continue to report to Paul R. Edick, who remains the Company’s Chief Executive Officer and Chairman of the Board.

Mr. Shannon, age 58, joined the Company in February 2017 as its Chief Operating Officer. Previously, from 2015 until its acquisition in 2016, Mr. Shannon served as chief executive officer and director for Catheter Connections, Inc. Prior to that, from 2012 until its acquisition in 2014, Mr. Shannon served as chief commercial officer for Durata Therapeutics, a biopharmaceutical company. From 2002 to 2012, he held several roles at Baxter Healthcare, including Vice President and General Manager of U.S. BioScience and General Manager, Global Hemophilia and Global Commercial Excellence. Mr. Shannon received a B.S. degree in biology with an emphasis in microbiology from Western Illinois University.

In connection with Mr. Shannon’s promotion to President, the Company entered into an amendment (the “Amendment”) to the employment agreement between the Company and Mr. Shannon dated as of June 11, 2018 (as amended). The Amendment amends Mr. Shannon’s employment agreement to provide for: (i) a base salary of $500,000 and (ii) target annual incentive compensation of 50 percent of base salary. In addition, Mr. Shannon was granted an option award to purchase 100,000 shares of the Company’s common stock. The shares underlying the option award shall vest with respect to 25% of the shares on August 18, 2021 and thereafter the remaining shares subject to each option vest in 36 equal monthly installments, in all cases subject to his continuous service to the Company through each vesting date. A copy of the Amendment will be filed with the Company’s next quarterly report on Form 10-Q.

There are no family relationships between Mr. Shannon and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Shannon has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure

On August 20, 2020, the Company issued a press release announcing that John Shannon has been promoted to be President of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued by Xeris Pharmaceuticals, Inc. dated August 20, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2020	Xeris Pharmaceuticals, Inc.

	By:	/s/ Barry M. Deutsch
Barry M. Deutsch
Chief Financial Officer